UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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Pershing Square Capital Management, L.P. and certain affiliates (“Pershing Square”) posted the following material to www.ADPascending.com:

ADP Deconstructing ADP’s Long-Term Plan ($ in millions, unless otherwise noted) KEY ASSUMPTIONS FY 2020E Reported Revenue $ 15,500 > Midpoint of management’s long-term plan (Pg. 34) PEO Growth Rate (%) 13.0% > Midpoint of management’s long-term plan (Pg. 34) FY 2020E Adjusted EBIT Margin (%) 21.5% > Midpoint of management’s long-term plan (Pg. 35) ADP Method (Pg.60) ADP Long-Term Plan (Pg.34/35) Management Forecast Cumulative Change (%) FY 2011A FY 2017A FY 2020E ‘17-20 CAGR 2011 - 2017 2017 - 2020 MANAGEMENT REVENUE BRIDGE (Pg. 34) Revenue “Integrated HCM Solutions” (**Excludes Client Funds) NA $ 6,032 $ 6,853 4.3% 5-6% CAGR “HRBPO Solution” NA 736 1,034 12.0% 12-14% CAGR “Global Solutions” NA 1,750 2,084 6.0% 6-7% CAGR Employer Services (Operational) $ 6,191 $ 8,518 $ 9,971 5.4% NA PEO (Pass-Through) 1,182 2,628 3,793 13.0% NA PEO (Net Economic Revenue) 352 836 1,206 13.0% NA PEO $ 1,534 $ 3,464 $ 4,999 13.0% 12-14% CAGR Client Funds Interest 540 397 530 10.1% NA Revenue (Reported) $ 8,265 $ 12,380 $ 15,500 7.8% 7-9% CAGR Memo: PEO Pass-Through as % of Total PEO 77.1% 75.9% 75.9% MARGIN BRIDGE (Implied by Pg. 34 & 35) Revenue (Reported) $ 8,265 $ 12,380 $ 15,500 7.8% (-) PEO Pass-Through (1,182) (2,628) (3,793) 13.0% (-) Client Funds Interest (540) (397) (530) 10.1% Net Operational Revenue $ 6,543 $ 9,354 $ 11,177 6.1% of which, Employer Services $ 6,191 $ 8,518 $ 9,971 5.4% of which, PEO (Net) $ 352 $ 836 $ 1,206 13.0% Adjusted EBIT (As Reported) $ 1,638 $ 2,448 $ 3,333 10.8% (-) Client Funds Interest Revenue (540) (397) (530) 10.1% (-) Corporate Extended, Net (68) (34) (53) 16.4% Adjusted Net Operational Profit $ 1,030 $ 2,017 $ 2,750 10.9% of which, Employer Services $ 920 $ 1,617 $ 2,109 of which, PEO $ 110 $ 400 $ 641 3.10% Margins (%) Reported Margin (%) 19.8% 19.8% 21.5% 21-22% (0.05% ) 1.73% Net Operational Margin (%) (1) 15.7% 21.6% 24.6% *Claims ~500bps* 5.81% 3.04% >>> implied net operational margin expansion Employer Services Operational Margin (%) 14.9% 19.0% 21.1% 4.11% 2.17% Memo: Flow-Through Margin (%) Employer Services 29.9% 33.9% PEO (Net) 59.9% 65.0% Memo: PEO Pass-Through Drag to Reported Margins (%) Implied Reported Margins Assuming Constant PEO Pass-Throughs 22.4% 23.2% Implied PEO Pass-Through Drag to Report Margins (2.6% ) (1.7% ) 3.5-4.5% Cum. Drag Note: Blue font represents hard-code inputs based on historical / reported results, purple represents forward assumptions (informed by management’s plan), green represents forward assumptions per PSCM. Source: ADP September 12th Presentation and SEC financials. (1): Net Operational Profit / Net Operational Revenue. Excludes Client Funds and PEO pass-through costs. ADP Deconstructing ADP's Long-Term Plan ($ in millions, unless otherwise noted) Note: Blue font represents hard-code inputs based on historical / reported results, purple represents forward assumptions (informed by management's plan), green represents forward assumptions per PSCM. Source: ADP September 12th Presentation and SEC financials. (1): Net Operational Profit / Net Operational Revenue. Excludes Client Funds and PEO pass-through costs. Implied based on other assumptions Management guidance calls for 5-6% (including growth in Client Funds)

Pershing Square posted the following material to their Twitter page relating to Automatic Data Processing, Inc. (the “Company”):

ADP Ascending
@ADPascending
Glass Lewis’s independent analysis of $ADP
“supports [the view] that ADP has not
delivered returns.” #voteGOLD 1/2
7:20AM - 3 Nov 2017

ADP Ascending
@ADPascendmg
Ind. analysis further “supports [the overall
thesis] that $ADP is not performing to its full
potential.” #voteGOLD 2/2
7:20 AM 3 Nov 2017

Pershing Square posted the following material to their Facebook page relating to the Company:

ADP Ascending
Published by Global Strategy Group [?] 2 mins
Glass Lewis, an independent proxy advisory firm, is recommending that ADP shareholders vote FOR our transformation plan and FOR ALL THREE of our board nominees on tne GOLD PROXY CARD. See below for an excerpt from Glass Lewis’s recommendation.
“(W)e believe Pershing Square has argued the more convincing case, particularly that: (i) ADP is underperforming its potential; (ii) ADP’s historical leadership position and scale advantages breed complacency with incremental improvements that accrue relatively easily year after year; (iii)
ADP is not keeping pace with smaller competitors in key market segments in the evolving HCM industry; (iv) an inefficient corporate structu re and insular culture restrain ADP from identifying and urgently responding to business opportunities and threats; and (v) ADP’s performance can be significantly improved, and shareholder returns enhanced, pursuant to a transformation plan implemented in a prudent manner under the oversight of a partly reconstituted board of directors. In our view, the board’s response, or lack thereof, to the substance of Pershing Square’s argument leaves much to be desired by shareholders and, similarly, the board’s stated operational and financial plan strikes us as being inadequate and undefi’Vhelming given the substantial opportunity thoroughly detailed by Pershing Square: